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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the use in Amendment No. 1 of this Registration Statement on Form S-1 of our reports dated November 22, 2002 (for the predecessor company) and February 28, 2003 (for the reorganized company) relating to the financial statements of Anchor Glass Container Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Historical and Unaudited Pro Forma Financial Data" and "Selected Historical Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida
September 4, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS